UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 24, 2019

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Plaza Drive Secaucus, NJ	07094
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Periodically, certain of the executive officers and directors of Quest Diagnostics Incorporated (the “Company”) adopt written stock trading plans in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s Securities Transaction Policy. A Rule 10b5-1 trading plan is a written document that pre-establishes the amounts, prices and dates (or formulas for determining the amounts, prices and dates) of future purchases or sales of the Company’s common stock, including shares issued upon exercise of stock options or vesting of restricted stock units or performance shares. These plans are entered into at a time when the person is not in possession of material non-public information about the Company. All transactions under these plans are disclosed publicly through appropriate filings with the Securities and Exchange Commission.

On April 24, 2019, Stephen H. Rusckowski, the Company’s Chairman, President and Chief Executive Officer, established a Rule 10b5-1 trading plan for the Company’s common stock. Under the plan, Mr. Rusckowski may exercise 244,565 vested stock options and sell the underlying common stock. The plan will terminate on the earlier of (among other things) October 24, 2019 and the date that all shares subject to the plan have been sold. This plan was adopted in the ordinary course as part of a regular program to help Mr. Rusckowski diversify his personal investment portfolio.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

April 29, 2019

QUEST DIAGNOSTICS INCORPORATED

By:    /s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Deputy General Counsel and Secretary

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